UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 20, 2013

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2013, Arthur J. Gallagher & Co. (“Gallagher”), entered into an Equity Distribution Agreement (the “Agreement”) with Morgan Stanley & Co. LLC (“Morgan Stanley”), pursuant to which Gallagher may offer and sell, from time to time, shares of its common stock, $1.00 par value per share (the “Shares”), having an aggregate offering price of up to $200,000,000 through Morgan Stanley, as Gallagher’s sales agent (the “Program”).

Pursuant to the Agreement, Shares may be sold by means of ordinary brokers’ transactions, including on the New York Stock Exchange, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices, in block transactions, or as otherwise agreed upon by Gallagher and Morgan Stanley. For its services as sales agent, Gallagher will pay to Morgan Stanley a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share sold pursuant to the Agreement. Gallagher is not obligated to sell, and Morgan Stanley is not obligated to buy or sell, any shares under the Agreement. No assurance can be given that Gallagher will sell any shares under the Agreement, or, if it does, as to the price or amount of the Shares that it sells, or the dates when such sales will take place.

The Agreement contains customary representations, warranties, and other terms, including an agreement by Gallagher to indemnify Morgan Stanley against certain liabilities arising under the Securities Act of 1933, as amended, or to contribute to payments Morgan Stanley may be required to make in respect of those liabilities. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed with this report as Exhibit 1.1 and incorporated herein by reference in its entirety.

The Shares will be issued pursuant to Gallagher’s shelf registration statement on Form S-3 (Registration No. 333-192437), which became effective upon filing with the Securities and Exchange Commission on November 20, 2013.

On November 20, 2013, Gallagher issued a press release announcing the commencement of the Program. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

Gallagher from time to time finances portions of its acquisition program and other working capital needs through debt. Gallagher anticipates financing approximately $500 million of such needs through debt that it expects to incur during the first quarter of 2014; provided, however, that there can be no assurance that debt financing will be available on favorable terms, if at all.

Item 9.01.	Financial Statements and Exhibits.

1.1	Equity Distribution Agreement, dated as of November 20, 2013 between Arthur J. Gallagher & Co. and Morgan Stanley & Co. LLC.

5.1	Opinion of Seth Diehl, Esq., Senior Counsel–Corporate and Securities.

23.1	Consent of Seth Diehl, Esq. (included in Exhibit 5.1).

99.1	Press Release, dated November 20, 2013, issued by Arthur J. Gallagher & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: November 20, 2013	/s/ Richard C. Cary
Richard C. Cary Chief Accounting Officer